Exhibit 8.1

PRINCIPAL SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES

	Name of Entity	PLACE OF INCORPORATION
1.	Leju Holdings Limited	Cayman Islands
2.	China Real Estate Information Corporation	Cayman Islands
3.	China Online Housing Technology Corporation	Cayman Islands
4.	E-House Real Estate Asset Management Ltd.	Cayman Islands
5.	E-House Real Estate Ltd.	British Virgin Islands
6.	E-House China (Beijing) Holdings Limited	British Virgin Islands
7.	E-House & Cityrehouse Real Estate Development Ltd.	British Virgin Islands
8.	Branco Overseas Ltd.	British Virgin Islands
9.	E-House China (Tianjin) Holdings Ltd.
10.	E-House Property Consultancy Ltd.
11.	China E-Real Estate Holdings Ltd.	British Virgin Islands
12.	Omnigold Holdings Ltd.	British Virgin Islands
13.	China Commercial Real Estate Group Limited	British Virgin Islands
14.	CRIC (China) Information Technology Co., Ltd.	British Virgin Islands
15.	Status Company Ltd.	British Virgin Islands
16.	E-House (China) Capital Investment Management Ltd.	British Virgin Islands
17.	E-House International Property Consultancy Ltd.	Hong Kong
18.	China E-Real Estate Group Ltd.	Hong Kong
19.	China Online Housing (Hong Kong) Co., Limited	Hong Kong
20.	China Real Estate Business Group Limited	Hong Kong
21.	Status Holdings Ltd.	Hong Kong
22.	E-House (China) Asset Management (HK) Limited	Hong Kong
23.	Shanghai City Rehouse Real Estate Agency Ltd.	PRC
24.	Shanghai Real Estate Sales (Group) Co., Ltd.	PRC
25.	E-House City Rehouse Real estate broker (Shanghai) Co., Ltd.
26.	Shanghai Yi Yue Information Technology Co., Ltd.	PRC
27.	Shanghai Yi Xin E-Commerce Co., Ltd.	PRC
28.	Shanghai SINA Leju Information Technology Co., Ltd.	PRC
29.	Beijing Yisheng Leju Information Services Co., Ltd.	PRC
30.	Beijing Maiteng Fengshun Science and Technology Co., Ltd.	PRC
31.	Beijing Jiajujiu E-Commerce Co., Ltd.	PRC
32.	Shanghai CRIC Information Technology Co., Ltd.	PRC
33.	Shanghai Yifang Software Co., Ltd.	PRC
34.	Shanghai Dehu PR Consulting Co., Ltd.	PRC
35.	Shanghai Kushuo Information Technology Co., Ltd.	PRC
36.	Shanghai YiHan Investment Management Consultants Co., Ltd.	PRC